UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 14, 2007

Date of earliest event reported: November 14, 2007

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Market Place Baltimore, MD	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 468-3500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Torch Royalty Trust Tender Offer Status

As previously announced, the Trust Venture Company, LLC, or TVC, had conducted a tender offer for the outstanding units of beneficial interest of Torch Energy Royalty Trust, or the Trust. Through such tender offer and open market purchases, TVC had stated in its SEC filings that it had accumulated 5,308,180 units of beneficial interest of the Trust, or Trust Units, or approximately 61% of the outstanding Trust Units as of November 14, 2007. An affirmative vote by the unitholders of the Trust, or the Trust Unitholders, of 66 2/3% of the outstanding Trust Units is required to terminate the Trust.

In August 2007, the Trust announced that TVC had requested the Trust’s trustee to call a special meeting of the Trust Unitholders to consider and vote upon a proposal to terminate the Trust. According to the Trust’s quarterly report on Form 10-Q for the quarter ended September 30, 2007 (the “Third Quarter Report”), the Trust filed a Preliminary Information Statement on Schedule 14C on October 15, 2007 with the Securities and Exchange Commission regarding the special meeting of the Trust Unitholders. In November 2007, TVC requested that the Trust postpone the filing of the Definitive Information Statement with the Securities and Exchange Commission and the mailing of the notice of special meeting and information statement relating thereto while TVC evaluates opportunities relating to its investment in the Trust. In the Third Quarter Report, the Trust reported that on November 14, 2007 TVC informed the Trust that it was revoking its request for a special meeting of the Unitholders to terminate the Trust.

For more information about how a termination of the Trust affects us, please read Items 1 and 1A contained in our Annual Report on Form 10-K for the year ended December 31, 2006 and Item 1A contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: November 16, 2007	By:	/s/ Angela A. Minas
Angela A. Minas
Chief Financial Officer